ROCSOP-GROWTH PORTFOLIO
-----------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Portfolio were unaffected by the reclassifications.

                         REDUCTION            REDUCTION TO
                         TO ACCUMULATED    ACCUMULATED NET
                         NET INVESTMENT   REALIZED LOSS ON
                         INCOME                INVESTMENTS
                         ---------------------------------
                         $50                           $50


ROCSOP-TOTAL RETURN PORTFOLIO
-----------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Portfolio were unaffected by the reclassifications.

                 INCREASE TO              INCREASE TO
                 ACCUMULATED          ACCUMULATED NET
                 NET INVESTMENT         REALIZED LOSS
                 INCOME                ON INVESTMENTS
                 ------------------------------------
                 $475,664                    $475,664


ROCSOP-GOVERNMENT SECURITIES PORTFOLIO
--------------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Portfolio were unaffected by the reclassifications.

      INCREASE                 INCREASE TO
      TO ACCUMULATED       ACCUMULATED NET
      NET INVESTMENT      REALIZED LOSS ON
      INCOME                   INVESTMENTS
      ------------------------------------
      $48,561                      $48,561


ROCSOP-OPPENHEIMER INTERNATIONAL GROWTH FUND/VA
-----------------------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Fund were unaffected by the reclassifications.

         REDUCTION TO                      INCREASE TO
         ACCUMULATED                   ACCUMULATED NET
         NET INVESTMENT                  REALIZED LOSS
         LOSS                           ON INVESTMENTS
         ---------------------------------------------
         $567,303                             $567,303